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                                                                     EXHIBIT 5.2

                      [WALKERS ATTORNEYS-AT-LAW LETTERHEAD]


TRANSOCEAN SEDCO FOREX INC.
(A CAYMAN ISLANDS EXEMPTED COMPANY)
4 GREENWAY PLAZA
HOUSTON, TEXAS 77046
UNITED STATES OF AMERICA

                                                                    9 April 2001

Gentlemen

VALIDITY OF ISSUE OF ORDINARY SHARES, PREFERENCE SHARES AND WARRANTS OF TRANSOCEAN SEDCO FOREX INC., A CAYMAN ISLANDS EXEMPTED COMPANY.

As set forth in a Registration Statement on Form S-3 (the REGISTRATION STATEMENT) to be filed with the Securities and Exchange Commission (the COMMISSION) by Transocean Sedco Forex Inc., a Cayman Islands exempted company (the COMPANY), under the Securities Act of 1993, as amended (the ACT), relating to (i) the Company's unsecured debt securities (the DEBT SECURITIES), (ii) the Company's ordinary shares, par value $0.01 per share (the ORDINARY SHARES),
(iii) the Company's preference shares, par value $0.10 per share (the PREFERENCE SHARES), and (iv) warrants (the WARRANTS) to purchase Debt Securities, Preference Shares, Ordinary Shares or other securities to be issued and sold by the Company from time to time pursuant to the Act for an aggregate initial offering price not to exceed $2,000,000 (the SECURITIES), certain legal matters in connection with such Ordinary Shares, Preference Shares and Warrants are being passed upon for you by us.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Act; (ii) a prospectus supplement and any amendments to the Registration Statement (including post-effective amendments) will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
(v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vi) there will be sufficient Ordinary Shares and Preference Shares authorized for issuance under the Company's memorandum of association and articles of association.

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

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In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

1. The Company is an exempted company duly registered and validly existing and, based on the certificate issued by the Cayman Islands Registrar of Companies, in good standing under the laws of the Cayman Islands.

2. With respect to Ordinary Shares, when (i) the Board of Directors of the Company or, to the extent permitted by the laws of the Cayman Islands and the Company's memorandum of association and articles of association, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the BOARD) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters, and (ii) certificates representing the Ordinary Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Ordinary Shares) provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Ordinary Shares), the Ordinary Shares will be recognized as having been duly authorized and validly issued, fully paid and non-assessable.

3. With respect to Preference Shares, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Preference Shares and to approve the issuance thereof, the terms of the offering thereof and related matters, and (ii) certificates representing the Preference Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preference Shares) provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preference Shares), the Preference Shares will be recognized as having been duly authorized and validly issued, fully paid and non-assessable.

4. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issuance thereof, the terms of the offering thereof and related matters; (ii) a warrant agreement relating to the Warrants shall have been duly authorized and validly executed and delivered by the Company and the financial institution designated as warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved

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     by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                                       Yours faithfully,
                                       /s/ WALKERS

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                                   SCHEDULE 1

                           LIST OF DOCUMENTS EXAMINED

1.   The memorandum of association and articles of association of the Company.

2. A certificate of good standing in respect of the Company issued by the Cayman Islands Registrar of Companies dated 27 February 2001.

3. The resolutions adopted by the Board of Directors of the Company on September 14, 2000 and February 8, 2001 (the RESOLUTIONS).

4. The contents of the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by the Company.

5. Such other documents as we have considered necessary for the purposes of rendering this opinion.

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                                   SCHEDULE 2

                                   ASSUMPTIONS

The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

1. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

2. The Minute Book of the Company supplied to us by the Company contains a complete record of the business transacted by it.

3. The corporate records of the Company supplied to us by the Company constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.

4. From the date of the Resolutions no corporate or other action is taken by the Company to amend, alter or repeal the Resolutions and no corporate or other action is taken by the Company except as contemplated by the Registration Statement.

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